UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 6, 2018

(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices, including Zip Code)

(441) 296-6395

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 6, 2018, Marvell Technology Group Ltd., a Bermuda exempted company (the “Company”), completed its previously announced acquisition of Cavium, Inc., a Delaware corporation (“Cavium”), pursuant to the Agreement and Plan of Merger dated as of November 19, 2017 (the “Merger Agreement”), by and among the Company, Kauai Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Cavium. Pursuant to the Merger Agreement, Merger Sub merged with and into Cavium (the “Merger”), with Cavium surviving as a subsidiary of the Company.

At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, $0.001 par value per share, of Cavium (each, a “Cavium Share”) issued and outstanding immediately prior to the Merger Effective Time (other than (i) Cavium Shares held by Cavium (or held in Cavium’s treasury) or held by the Company, Merger Sub or any other subsidiary of the Company or held, directly or indirectly, by any subsidiary of Cavium or (ii) Cavium Shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law) was automatically converted into the right to receive 2.1757 common shares, $0.002 par value per share, of the Company (each, a “Marvell Share”) and $40.00 in cash, without interest (such consideration, collectively, the “Merger Consideration”).

Also in connection with the Merger, at the Merger Effective Time:

(i)	each outstanding option to purchase Cavium Shares from Cavium (each, a “Cavium Option”), other than a Director Option (as defined below), whether vested or unvested, was assumed by the Company and converted into an option to purchase, on the same terms and conditions as were applicable under such Cavium Option, that number of Marvell Shares equal to the product of 4.0339 and the number of Cavium Shares subject to such Cavium Option at an exercise price per Marvell Share calculated in accordance with the terms of the Merger Agreement;

(ii)	each outstanding Cavium Option held by non-employee members of Cavium’s board of directors (except for Messrs. Ali, Buss and Frank, who have been appointed to serve on Marvell’s board of directors (the “Board”) as of the Merger Effective Time) (each, a “Director Option”) that was vested immediately prior to the Merger Effective Time was cancelled in exchange for the right of the holder to receive an amount in cash equal to $86.83 less the applicable exercise price for each Cavium Share subject to such Director Option;

(iii)	each outstanding restricted stock unit of Cavium (each, a “Cavium RSU”), other than a Director RSU (as defined below), that was unvested immediately prior to the Merger Effective Time was converted into that number of Marvell restricted stock units equal to the product of 4.0339 and the number of Cavium Shares subject to such Cavium RSU;

(iv)	each outstanding Cavium RSU that was vested immediately prior to the Merger Effective Time, or that was held by any non-employee member of Cavium’s board of directors immediately prior to the Effective Time, whether vested or unvested (each, a “Director RSU”), was cancelled in exchange for the Merger Consideration for each Cavium Share subject to such Cavium RSU; and

(v)	each performance-based restricted stock unit of Cavium (“Cavium PRSU”) outstanding and unvested immediately prior to the Merger Effective Time was assumed and converted into that number of Marvell restricted stock units equal to the product of 4.0339 and the target number of Cavium Shares subject to such Cavium PRSU.

The cash portion of the Merger Consideration described in this Item 2.01 was funded in part by a $900.0 million term loan and the issuance of $1.0 billion of senior unsecured notes, each of which is described in additional detail in the Company’s Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2018 (for Items 1.01, 2.03 and 9.01) and June 22, 2018, which are incorporated herein by reference.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 20, 2017, and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Cavium or any of their respective subsidiaries or affiliates. The representations and warranties and the covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, Cavium or any of their respective subsidiaries or affiliates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Merger Effective Time, the Board increased the number of directors on the Board from eight (8) to eleven (11) and appointed each of Syed B. Ali, Brad W. Buss and Edward H. Frank to serve as members of the Board until the earlier to occur of the Company’s 2019 annual general meeting of shareholders or such director’s resignation or removal. Messrs. Ali and Buss and Dr, Frank were appointed pursuant to the terms of the Merger Agreement, which required Marvell to take action necessary to cause the chairman of the board of directors of Cavium and two other members of Cavium’s board of directors to become members of the Board as of the Merger Effective Time.

Syed B. Ali, age 59, was a founder of Cavium and served as its President, Chief Executive Officer and Chairman of the Board of Directors of Cavium since the inception of Cavium in 2000 until the Merger Effective Time. From 1998 to 2000, Mr. Ali was Vice President of Marketing and Sales at Malleable Technologies, a communication chip company of which he was a founding management team member. Malleable Technologies was acquired by PMC-Sierra, Inc., a communication integrated circuit company, in 2000. From 1994 to 1998, Mr. Ali was an Executive Director at Samsung Electronics Co., Ltd. Prior to that, he had various positions at Wafer Scale Integration, a division of SGS-Thomson, Tandem Computers, Inc., and American Microsystems, Ltd. He received a B.E. (Electrical Engineering) from Osmania University in Hyderabad, India, and an M.S.E. from the University of Michigan.

Brad W. Buss, age 54, served as a director of Cavium from July 2016 until the Merger Effective Time. Mr. Buss was the Chief Financial Officer of SolarCity Corporation from 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss serves on the board of directors for Tesla Motors Inc. and Advance Auto Parts, Inc. Mr. Buss served on the board of directors of CaféPress, Inc. from 2007 until July 2016. Mr. Buss holds a B.A. in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.

Edward H. Frank, Ph.D., age 62, served as a director of Cavium from July 2016 until the Merger Effective Time. Dr. Frank co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, in late 2013 and served as its Chief Executive Officer until September 2016. From 2009 through 2013, Dr. Frank was Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Corporation. Prior to joining Broadcom, Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999. Dr. Frank serves on the board of directors of Analog Devices, Inc., eASIC Corporation, and Quantenna Communications, Inc., and is an advisor to several Bay Area venture capital firms and startups. Dr. Frank served as a director of Fusion-IO, Inc. from 2013 until July 2014 when it was acquired by SanDisk Corporation. Dr. Frank holds a B.S.E.E. and M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. In 2018, Dr. Frank was elected to the National Academy of Engineering for his contribution to the development and commercialization of wireless networking products.

Each of Messrs. Ali and Buss and Dr. Frank will receive the standard compensation for a non-employee director of the Company. A description of non-employee director fees is set forth in the section entitled “Compensation of Directors” in the Company’s proxy statement filed May 17, 2018, which section is incorporated herein by reference.

The Company will also enter into an indemnification agreement with each of Messrs. Ali and Buss and Dr. Frank, effective as of the Merger Effective Time. A copy of the Form of Indemnification Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on October 10, 2008, and is incorporated herein by reference.

Item 7.01.	Other Events

On July 6, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Cavium required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 19, 2017, by and among Marvell Technology Group Ltd., Kauai Acquisition Corp., and Cavium, Inc. (incorporated by reference to Exhibit 2.1 to Marvell’s Current Report on Form 8-K filed with the SEC on November 20, 2017, File No. 000-30877 (for Items 1.01 and 9.01)).

99.1	Press Release of Marvell Technology Group Ltd. dated July 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2018	MARVELL TECHNOLOGY GROUP LTD.

	BY:	/s/ Jean Hu
Jean Hu
Chief Financial Officer